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                                                                       Exhibit 5

                           JONES, DAY, REAVIS & POGUE
                              3500 SunTrust Plaza
                            303 Peachtree Street, NE
                          Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                                                                  April 20, 2000

Georgia Gulf Corporation
Georgia Gulf Chemicals & Vinyls, LLC
Georgia Gulf Lake Charles, LLC
North America Plastics, LLC
GG Terminal Management Corporation
Great River Oil & Gas Corporation
  c/o Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

Ladies and Gentlemen:

    We are acting as counsel to Georgia Gulf Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, and its Subsidiary Guarantors (as defined below) in connection with (i) the offer to exchange (the "Exchange Offer") $1,000 principal amount at maturity of the Company's 10 3/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") for each $1,000 principal amount at maturity of Company's outstanding 10 3/8% Senior Notes due 2007 (the "Private Notes" and, together with the Exchange Notes, the "Notes") and (ii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement")
(No. 333-34244) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the "Act"). The Private Notes have been, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of November 12, 1999 (the "Indenture"), between the Company and SunTrust Bank, Atlanta as trustee. The Notes are fully and unconditionally guaranteed (the "Guarantees") by each of Georgia Gulf Chemicals & Vinyls, LLC, Georgia Gulf Lake Charles, LLC, North America Plastics, LLC, GG Terminal Management Corporation, and Great River
Oil & Gas Corporation (the "Subsidiary Guarantors").

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and representatives of the Company and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that when the Exchange Notes, substantially in the form as set forth in the Indenture filed as an exhibit to the Registration Statement, have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture and duly delivered in exchange for the Private Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, except to the extent such obligations may be limited by bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
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    We hereby consent to the use of our name under the caption "Legal Matters"
in the Prospectus forming part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ JONES, DAY, REAVIS & POGUE